UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2009

FLORIDA COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Florida                                                       000-1170902                                                                         35-2164765
                                                             ( State or other jurisdiction                               ( Commission File Number)                                                        ( I.R.S. Employer
                                                               Of incorporation)                                                                                                                                                      Indentification No.)

1400 North 15th Street, Immokalee, Florida 34142
(address of principal executive offices)

Registrant’s telephone number: (239) 657-3171

______________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06.            Material Impairments.
ITEM 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
ITEM 7.01.           Regulation FD Disclosure.
ITEM 8.01.            Other Events.

In the Stipulation and Consent of Entry of Order to Cease and Desist that was issued in October 2008 to Florida Community Bank (Bank), a wholly owned subsidiary of Florida Community Banks, Inc. (Company), the Bank was ordered to increase its capital ratios to stipulated levels.  As of this date, the Bank has not been successful in achieving the required ratios.   Based on the continued deterioration in the Bank's operations, discussions with the Bank's regulators and independent auditors, the Audit Committee has determined that there exists substantial doubt as to the Company's ability to continue as a going concern and has further determined that its audited financial statements for the year ended December 31, 2008, cannot be relied upon and will be restated and filed in a Form 10-K/A (Amendment No. 2) as soon as practicable. The Form 10-K/A will also contain the Company’s disclosures of, and a report of the Company’s independent registered public accounting firm expressing substantial doubt as to, the Company’s ability to continue as a going concern.

As approved by the Audit Committee, on August 18, 2009, the Company's consolidated financial statements as contained in Form 10-K/A (Amendment No. 1) will be restated to reflect a deferred tax valuation allowance of approximately $24.3 million, based upon a change in the Company's forecasted operating results for 2009 and later years, increased levels of regulatory uncertainty and the resulting significant doubts about the Company's ability to continue as a going concern.  The reserve will not require any future cash expenditures, as the deferred tax assets are intangible in nature.

ITEM 9.01.            Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

10.9           Stipulation and Consent of Entry of Order to Cease and Desist and Order to Cease and Desist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA COMMUNITY BANKS, INC.
                                                                                                                                          (Registrant)
Date: August 18, 2009

By: /s/ Guy Harris
Chief Financial Officer